CARVEOUT GUARANTY

THIS AGREEMENT (this "Agreement") is made as of December 15, 2011, by AMERICAN REALTY CAPITAL HEALTHCARE TRUST OPERATING PARTNERSHIP, L.P., a Delaware limited partnership (the "Carveout Guarantor"), in favor of REGIONS BANK, an Alabama banking corporation (the "Bank"). As used in this Agreement, except as otherwise defined herein or unless the context may clearly require to the contrary, all capitalized words and phrases shall have the meaning attributed to them in that certain Credit Agreement of even date herewith between ARHC MNPERIL001, LLC, a Delaware limited liability company (the "Borrower"), and Bank (as the same may be amended or modified from time to time, the "Credit Agreement").

In consideration of One Dollar ($1.00) and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, Carveout Guarantor agrees, covenants and represents as follows::

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(a)          Carveout Guarantor hereby absolutely and unconditionally guarantees to Bank the due, regular and punctual payment and prompt performance of the Guaranteed Obligations (as hereinafter defined).

(b)          As used in this Agreement, "Guaranteed Obligations" means:

(1)         all damages, losses, expenses, costs and fees (including, without limitation, Attorneys' Fees and costs) actually paid or incurred by Bank and arising as a result of (i) any breach of any representation or warranty of Borrower contained in any Loan Document, or any act or omission of Borrower in any document delivered by Borrower in connection with the Loan or any act or omission of Carveout Guarantor, which breach, act or omission constitutes common law fraud or legal fraud, fraud, deceit or fraudulent deceit under Alabama Code Sections 6-5-102, 103 or 104; (ii) Borrower's failure to turn over to Bank upon foreclosure or deed in lieu of foreclosure or upon the appointment of a receiver for any of the Collateral, any proceeds from casualty or rent loss insurance or from any condemnation award or payment in lieu thereof that are in the possession or under the control of Borrower at the time of, or are received after, the occurrence of such event and that are not either (a) applied to the restoration of the Collateral in accordance with the terms and conditions of the Loan Documents, or (b) paid over to Bank in the manner required under the Loan Documents; (iii) Borrower's failure to apply any rents or other income from the operation of the Project that are in the possession or under the control of Borrower at the time of, or are received after, the occurrence of any Default, to the fixed, operating and maintenance expenses of the Project or to payment of the Loan; (iv) Borrower's failure to pay real estate taxes and assessments that are secured by a Lien against any of the Collateral (including all interest and penalties for nonpayment thereof) or to pay and discharge in accordance with the provisions of the Loan Documents all statutory Liens for labor, materials, or services performed for the benefit of the Collateral and all interest, Attorneys' Fees, and other costs and charges for discharging the same, to the extent (x) any of the foregoing shall become due and payable prior to the occurrence of an Event of Default and shall not be paid by Borrower and (y) there are sufficient rents and other income from the operation of the Project (after payment of the fixed operating and maintenance expenses of the Project and to payment of the Loan) to pay the same; (v) Borrower's violation of any federal or state criminal law or civil forfeiture law allowing seizure of the Collateral, or any other act by Borrower that results in seizure or forfeiture of the Collateral; and (vi) Borrower's failure to deliver to Bank all unearned advance rents paid to Borrower before due and security deposits paid to Borrower by tenants of the Mortgaged Property, whenever Borrower shall have received such rents after the occurrence of an Event of Default and Bank has made demand pursuant to the Loan Documents, or there has been a foreclosure or delivery of a deed in lieu of foreclosure.

(2)         all Attorneys' Fees and costs and all other costs and expenses incurred by Bank in any foreclosure or other legal proceeding to collect the Loan and/or to realize upon any of the Collateral if (i) Borrower shall contest such proceedings and (ii) Bank shall prevail in such proceedings; and

(3)         all Attorneys' Fees and costs and all other costs and expenses incurred by Bank in any Bankruptcy case filed by Borrower under Chapter 11 of the Bankruptcy Code if (i) such Bankruptcy case is subsequently dismissed or converted to a liquidation under Chapter 7 of the Bankruptcy Code, (ii) the automatic stay is lifted to permit Bank to foreclosure or realize upon all or substantially all of the Collateral, (iii) the plan of reorganization approved in such case provides for the liquidation of all or substantially all of the Collateral, or (iv) the terurs of repayment of the Loan under any plan of reorganization approved in such case shall be no more favorable to Borrower than any terms of repayment which shall have been offered by Bank to Borrower in writing prior to the commencement of the Bankruptcy case or within thirty days thereafter.

(c)          Subject only to the limitations set forth above, this Agreement is an unconditional guaranty, and Carveout Guarantor agrees that Bank, upon the occurrence of an Event of Default, shall not be required to assert any claim or cause of action against Borrower or any other Person before asserting any claim or cause of action against Carveout Guarantor under this Agreement. Furthermore, Carveout Guarantor agrees that Bank shall not be required to pursue or foreclose on the Collateral or on any other collateral that it may receive from Borrower, Carveout Guarantor or others as security for any Obligations before making a claim or asserting a cause of action against Carveout Guarantor concerning the Guaranteed Obligations under this Agreement. Notwithstanding the foregoing, or any other provision in this Agreement to the contrary, Carveout Guarantor shall have absolutely no personal liability hereunder other than the Guaranteed Obligations and only as expressly provided in this Agreement.

(d)          The failure of Bank to perfect any portion of its security interest in any of the Collateral or any other collateral now or hereafter securing all or any part of the Obligations, shall not release Carveout Guarantor from Carveout Guarantor's liabilities and obligations hereunder.

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(e)          To the extent permitted by law: notice of acceptance of this Agreement and of any default by Borrower is hereby waived by Carveout Guarantor; presentment, protest, demand, and notice of protest and demand of any and all collateral, and of the exercise of possessory remedies or foreclosure on any and all collateral received by Bank from Borrower or Carveout Guarantor are hereby waived; and all settlements, compromises, compositions, accounts stated, and agreed balances in good faith between any primary or secondary obligors on any accounts received as collateral shall be binding upon Carveout Guarantor.

(f)          This Agreement shall not be affected, modified, or impaired by the voluntary or involuntary liquidation, dissolution, sale or other disposition of all or substantially all of the assets, marshalling of assets and liabilities, receivership, insolvency, bankruptcy, assignment for the benefit of creditors, reorganization, arrangements, composition with creditors or readjustment of, or other similar proceedings affecting Borrower, Carveout Guarantor or any other guarantor, or any of the assets belonging to one or more of them, nor shall this Agreement be affected, modified or impaired by the invalidity of the Note, the Credit Agreement, any of the other Loan Documents or any other document executed by Borrower or Carveout Guarantor in connection with the Loan.

(g)          Without notice to Carveout Guarantor, without the consent of Carveout Guarantor, and without affecting or limiting Carveout Guarantor's liability hereunder, Bank may:

(1)         grant Borrower extensions of time for payment of the Obligations or any part thereof;

(2)         renew any of the Obligations;

(3)         grant Borrower extensions of time for performance of agreements or other indulgences;

(4)         at any time release any or all of the collateral held by Bank as security for the Obligations;

(5)         at any time release Carveout Guarantor or any other guarantor from such guarantor's guarantee, if any, of any of the Obligations;

(6)         compromise, settle, release, or terminate any or all of the obligations, covenants, or agreement of Borrower under the Note, the Credit Agreement, and/or any one or more of the other Loan Documents; and

(7)         with Borrower's written consent, modify or amend any obligation, covenant or agreement of Borrower set forth in the Note, the Credit Agreement, and/or the other Loan Documents.

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2.          Carveout Guarantor represents and warrants to Bank and covenants that Carveout Guarantor has full power and unrestricted right to enter into this Agreement, to incur the obligations provided for herein, and to execute and deliver the same to Bank, and that when executed and delivered, this Agreement will constitute a valid and legally binding obligation of Carveout Guarantor, enforceable in accordance with its terms. Carveout Guarantor acknowledges that Bank is relying upon Carveout Guarantor's covenants herein in making the Loan to Borrower, and Carveout Guarantor undertakes to perform Carveout Guarantor's obligations hereunder promptly and in good faith.

3.          If Borrower is or shall hereafter be indebted to Bank for any obligations, liability or indebtedness other than the Obligations, and Bank should collect or receive any payments, funds or distributions that are not specifically required, by law or agreement, to be applied to the Obligations, Bank may, in its sole discretion, apply such payments, funds or distributions to indebtedness of Borrower other than the Obligations.

4.          Carveout Guarantor hereby waives any right to indemnification and subrogation or other rights of reimbursement that Carveout Guarantor might have against Borrower or Borrower's estate.

5.          This Agreement shall be binding upon, and inure to the benefit of, Carveout Guarantor, Bank and their respective legal representatives, heirs, successors and assigns.

6.          The validity, interpretation, enforcement and effect of this Agreement shall be governed by, and construed according to the laws of, the State of Alabama. Carveout Guarantor consents that any legal action or proceeding arising hereunder may be brought, at the election of Bank, in the Circuit Court of Jefferson County, of the State of Alabama, or in the United States District Court for the Northern District of Alabama, Southern Division, and assents and submits to the personal jurisdiction of any such courts in any such action or proceeding.

7.          CARVEOUT GUARANTOR HEREBY WAIVES ANY RIGHT TO TRIAL BY JURY ON ANY CLAIM, COUNTERCLAIM, SETOFF, DEMAND, ACTION OR CAUSE OF ACTION ARISING OUT OF OR IN ANY WAY PERTAINING OR RELATING TO THIS AGREEMENT OR ANY OTHER INSTRUMENT, DOCUMENT OR AGREEMENT EXECUTED OR DELIVERED IN CONNECTION HEREWITH OR IN CONNECTION WITH THE TRANSACTIONS RELATED HERETO OR THERETO OR CONTEMPLATED HEREBY OR THEREBY OR THE EXERCISE OF ANY RIGHTS AND REMEDIES HEREUNDER OR THEREUNDER, IN ALL OF THE FOREGOING CASES WHETHER NOW EXISTING OR HEREAFTER ARISING, AND WHETHER SOUNDING IN CONTRACT, TORT OR OTHERWISE. CARVEOUT GUARANTOR AGREES THAT BANK MAY FILE A COPY OF THIS PARAGRAPH WITH ANY COURT AS WRITTEN EVIDENCE OF THE KNOWING, VOLUNTARY AND BARGAINED AGREEMENT OF CARVEOUT GUARANTOR WITH BANK IRREVOCABLY TO WAIVE TRIAL BY JURY, AND THAT ANY DISPUTE OR CONTROVERSY WHATSOEVER BETWEEN THEM SHALL INSTEAD BE TRIED IN A COURT OF COMPETENT JURISDICTION BY A JUDGE SITTING WITHOUT A JURY.

8.          In the event that any provision hereof is deemed to be invalid by reason of the operation of any law or by reason of the interpretation placed thereon by any court, this Agreement shall be construed as not containing such provisions and the invalidity of such provisions shall not affect other provisions hereof which are otherwise lawful and valid and shall remain in full force and effect.

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9.          Any notice or payment required hereunder or by reason of the application of any law shall be given and deemed delivered as provided in the Credit Agreement, except no payment shall be deemed received until the actual receipt thereof.

10.         The failure at any time or times hereafter to require strict performance by Carveout Guarantor of any of the provisions, warranties, Willis and conditions contained herein or in any other agreement, document or instrument now or hereafter executed by Carveout Guarantor and delivered to Bank shall not waive, affect or diminish any right of Bank hereafter to demand strict compliance or performance therewith and with respect to any other provisions, warranties, terms and conditions contained in such agreements, documents and instruments, and any waiver of any default shall not waive or affect any other default, whether prior or subsequent thereto and whether of the same or a different type. None of the warranties, conditions, provisions and terms contained in this Agreement or in any agreement, document or instrument now or hereafter executed by Carveout Guarantor and delivered to Bank shall be deemed to have been waived by any act or knowledge of Bank, its agents, officers or employees, but only by an instrument in writing, signed by an officer of Bank, and directed to Carveout Guarantor specifying such waiver.

11.         The obligations of Carveout Guarantor under this Agreement will continue to be effective or be reinstated, as the case might be, if at any time any payment from Borrower of any sum due to Bank is rescinded or must otherwise be restored or returned by Bank on the insolvency, Bankruptcy, dissolution, liquidation or reorganization of Borrower or as a result of the appointment of a custodian, conservator, receiver, trustee or other officer with similar powers with respect to Borrower or any part of Borrower's property or otherwise.

12.         Notwithstanding anything in this Agreement to the contrary, Carveout Guarantor will, on demand, reimburse Bank for all expenses incurred by Bank in connection with the enforcement of this Agreement, or to collect from Carveout Guarantor any amounts owing hereunder, then in any such event, all of the Attorneys' Fees incurred by Bank arising from such services and any expenses, costs and charges relating thereto shall constitute additional obligations of Carveout Guarantor payable on demand.

13.         Carveout Guarantor does hereby waive any rights of exemption of property from levy or sale under execution or other process for the collection of debts under the Constitution or laws of the United States or any state thereof as to any of the obligations created hereunder.

14.         Notwithstanding any provisions of this Agreement to the contrary, this Agreement shall automatically terminate at such time as (i) all of the Obligations have been paid and performed in full, (ii) Bank has no obligation to make any further Advances, and (iii) there is not existing any Default.

15.         This Agreement constitutes the entire agreement and supersedes all prior agreements and understandings, both oral and written, between Carveout Guarantor and Bank with respect to the subject matter hereof.

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IN WITNESS WHEREOF, this instrument has been duly executed as of the day and year first above written.

AMERICAN REALTY CAPITAL
HEALTHCARE TRUST OPERATING
PARTNERSHIP, L.P.,
a Delaware limited partnership

By:	/s/ William M. Kahane
William M. Kahane, its President

(Carveout Guaranty]